Exhibit 8(b)

                                     BYLAWS

                                       OF

                         TEACHERS INSURANCE AND ANNUITY

                             ASSOCIATION OF AMERICA

                           As Amended January 1, 1998

                                   ARTICLE ONE

                                  Stockholders

        Section 1. Annual Meeting. The annual meeting of stockholders for the election of trustees and for the transaction of such other business as may properly come before the meeting shall be held in the month of November each year at the office of the Association in the City of New York on a day and at an hour specified by notice mailed at least thirty days in advance. The notice shall be in writing and shall be signed by the chairman, or the president, or a vice president, or the secretary.

        Special meetings of the stockholders may be held at the said office of the Association whenever called by the chairman, or by the president, or by order of the board of trustees, or by the holders of at least one-third of the outstanding shares of stock of the Association, or may be held subject to the provisions of the emergency bylaws of the Association.

        Section 2. Notice. It shall be the duty of the secretary not less than ten nor more than forty days prior to the date of each meeting of the stockholders to cause a notice of the meeting to be mailed to each stockholder.

        Section 3. Voting. At all meetings of stockholders each stockholder shall be entitled to one vote upon each share of stock owned by him of record on the books of the Association ten days before the meeting. Stockholders may vote in person or by proxy appointed in writing.

        Section 4. Quorum. The presence in person or by proxy of the holders of a majority of the shares in the Association shall be necessary to constitute a quorum at any meeting of stockholders.

        Section 5. Telephonic Participation. At all meetings of stockholders or any committee thereof, stockholders may participate by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE TWO

                                    Trustees

        Section 1. General Management. The general management of the property, business and affairs of the Association shall be vested in the board of trustees provided by the charter. A


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trustee need not be a stockholder. At least one-third of such trustees must be persons who are not officers or employees of the Association or any entity controlling, controlled by, or under common control with the Association and who are not beneficial owners of a controlling interest in the voting stock of the Association or any such entity. At least one such person must be included in the quorum for the transaction of business at any meeting of the trustees.

        Section 2. Quorum. One-third of the trustees shall constitute a quorum at all meetings of the board. If less than a quorum shall be present at any meeting, a majority of those present may adjourn the meeting from time to time until a quorum shall attend. In case of a vacancy among the trustees of any class through death, resignation or other cause, a successor to hold office for the unexpired portion of the term may be elected at any meeting of the board at which a quorum shall be present. Such successors shall not take office nor exercise the duties thereof until ten days after written notice of their election shall have been filed in the office of the Superintendent of Insurance of the State of New York.

        Section 3. Annual Meeting. There shall be a meeting of the board of trustees in the month of November each year on a day and at an hour specified in a notice mailed at least ten days and not more than twenty days in advance. This shall be known as the annual meeting of the board of trustees. At this meeting the board shall elect officers, appoint committees and transact such other business as shall properly come before the meeting.

        Section 4. Other Meetings. Stated meetings of the board of trustees shall be held on such dates as the board by standing resolution may fix. No notice of such stated meetings need be given. Special meetings of the board may be called by order of the chairman, the president, or the executive committee by notice mailed at least one week prior to the date of such meeting, and any business may be transacted at the meeting.

        Section 5. Telephonic Participation. At all meetings of the board of trustees or any committee thereof, trustees may participate by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

        Section 6. Action Without a Meeting. Where time is of the essence, but not in lieu of a regularly scheduled meeting of the board of trustees or committee thereof, any action required or permitted to be taken by the board, or any committee thereof, may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

        Section 7. Trustees' Compensation and Expenses. A trustee may be paid an annual stipend and fees and such other compensation or emolument in any amount first authorized by the board in accordance with Section 1 of Article Five hereof, including, but not limited to, a deferred compensation benefit, for meetings of the board that he/she attends and for services that he/she renders on or for committees or subcommittees of the board; and each trustee shall be reimbursed for transportation and other expenses incurred by him/her in serving the Association.



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         Section 8. Chairman. The chairman, and in his absence the president, shall preside at all meetings of the board.

                                  ARTICLE THREE

                                    Officers

        Section 1. Election. At each annual meeting the board of trustees shall elect the executive officers of the corporation including a chairman, a president, one or more vice presidents, and such other executive officers as they may determine. Each such executive officer shall hold office until the close of the next annual meeting of the board or, if earlier, until his retirement, death, resignation or removal. The board may appoint other officers and agents, assign titles to them and determine their duties; such officers and agents shall hold office during the pleasure of the board of trustees. It may appoint persons to act temporarily in place of any officers of the Association who may be absent, incapacitated, or for any other reason unable to act or may delegate such authority to the chief executive officer.

        Section 2. Removal of Officers. Any officer elected by the board of trustees may be removed by the affirmative votes of a majority of all the trustees holding office. Any other officer may be removed by the affirmative votes of a majority of all members of the executive committee holding office.

        Section 3. Removal of Other Employees. All other agents and employees shall hold their positions at the pleasure of the executive committee or of such executive officer as the executive committee may clothe with the powers of engaging and dismissing.

        Section 4. Qualifications. The chairman and the president shall be members of the board of trustees, but none of the other officers need be a trustee. One person may hold more than one office, except that no person shall be both president and secretary.

        Section 5. Chief Executive Officer. The board of trustees shall designate either the chairman or the president as chief executive officer. Subject to the control of the board of trustees and the provisions of these bylaws, the chief executive officer shall be charged with the management of the affairs of the Association, and shall perform such duties as are not specifically delegated to other officers of the Association. He shall be ex officio a member of all standing committees except the nominating and personnel committee, audit committee and the committee on reimbursement agreements with CREF. He shall report from time to time to the board of trustees on the affairs of the Association.

        Section 6. Chairman. The chairman, when present, shall preside at all meetings of the stockholders and of the board. He shall be ex officio chairman of the executive committee. He may appoint trustee committees, except those appointed by the board of trustees, and may appoint members to fill vacancies on trustee committees appointed by the board when such occur between meetings of the trustees. If the chairman is not the chief executive officer, he shall, in addition to the foregoing, perform such functions as are delegated to him by the chief executive officer. In the absence of both the chairman and the president, the chair of the nominating and personnel committee shall preside at all meetings of the stockholders and of the board.



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        Section 7. President. The president, in the event of the absence or disability of the chairman, shall perform the duties of the chairman. If the president is not the chief executive officer, he shall assist the chief executive officer in his duties and shall perform such functions as are delegated to him by the chief executive officer.

        Section 8. Absence or Disability of Chief Executive Officer. In the absence or disability of the chief executive officer, the president, if he is not the chief executive officer, or the chairman, if he is not the chief executive officer, or if neither is available, a vice president so designated by the executive committee or chief executive officer shall perform the duties of the chief executive officer, unless the board of trustees otherwise provides and subject to the provisions of the emergency bylaws of the Association.

        Section 9. Secretary. The secretary shall give all required notices of meetings of the board of trustees, and shall attend and act as secretary at all meetings of the board and of the executive committee and keep the records thereof. He shall keep the seal of the corporation, and shall perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the board of trustees, the executive committee, or the chief executive officer.

        Section 10. Other Officers. The chief executive officer shall determine the duties of the executive officers other than the chairman, president, and secretary and of all officers other than executive officers, and he may assign titles to and determine the duties of non-officers.

                                  ARTICLE FOUR

                                   Committees

        Section 1. Appointment. At each annual meeting of the board of trustees, the board shall appoint an executive committee, an investment committee, a nominating and personnel committee, an audit committee, a committee on reimbursement agreements with CREF, a committee on products and services, and a committee on corporate governance and social responsibility, each member of which shall hold office until the close of the next annual meeting of the board and until a successor shall be appointed or until the member shall cease to be a trustee except that for the audit committee, the board may specify a different period of membership. The board of trustees, the executive committee, or the chairman may appoint such other trustee committees and subcommittees as may from time to time be found necessary or convenient for the proper conduct of the business of the Association, and designate their duties. Not less than one third of the members of each trustee committee shall be persons who are not officers or employees of the Association or of any entity controlling, controlled by, or under common control with the Association and who are not beneficial owners of a controlling interest in the voting stock of the Association or any such entity, except for the nominating and personnel committee and the audit committee, each of which will be comprised solely of such persons. Further, at least one such person must be included in the quorum for the transaction of business at any meeting of any of the committees.

        Section 2. Executive Committee. The executive committee shall consist of eight trustees including the chairman and the president, but not more than three members shall be officers or salaried employees of the Association. Three members shall constitute a quorum, among whom only one salaried officer may be counted for that purpose. The executive committee shall meet


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in regular meeting as it may from time to time determine, and in special meeting whenever called by the chairman, and shall be vested with full powers of the board of trustees during intervals between the meetings of the board in all cases in which specific instructions shall not have been given by the board of trustees and, in particular, said committee:

        (a) shall have general supervision of the contracts issued by the Association, and of all matters relating to the selection of risks, the determination of premium rates, and of any other questions of detail in the conduct of the business which may be referred to the executive committee by resolutions of the board of trustees.

        (b) shall review and oversee the design, development, improvement, and marketing of new and existing products and services.

        (c) shall review the specifications for and oversee the implementation stages of new technology-based services and computer programs at participating institutions.

        (d) shall have supervision of the rules and methods for recording the vouchers, accounts, receipts and disbursements of the Association.

        (e) shall, in the event of an acute emergency, as defined by Article Seven-A--Insurance, of the New York State Defense Emergency Act, (Section 9177, Unconsolidated Laws of New York) and any amendments thereof, be responsible for the emergency management of the Association as provided in the emergency bylaws of the Association.

        Section 3. Investment Committee. The investment committee shall consist of at least thirteen members, including the chief executive officer, and such additional trustees, if any, as the board of trustees or the executive committee may appoint. A majority, but not less than three, of the members shall constitute a quorum, among whom only one salaried officer of the Association may be counted for that purpose. Not more than three members shall be officers or salaried employees of the Association.

        (a) subject to review by the board of trustees the investment committee shall determine the investment policies of the Association.

        (b) The investment committee shall supervise the investment of the funds of the Association. No loan or investment other than policy loans shall be made or disposed of without authorization or approval by the investment committee.

        Section 4. Nominating and Personnel Committee. The nominating and personnel committee shall consist of five trustees who are not officers or salaried employees of the Association and whose terms do not expire in the year following their appointment. Three members shall constitute a quorum. In the year following their appointment the committee shall nominate executive officers and the standing committees for the annual meeting of the board of trustees, shall designate the principal officers of the Association, shall recommend to the board of trustees the annual compensation of the principal officers and of any salaried employee if the level of compensation to be paid to such employee is equal to, or greater than, the compensation received or to be received by any principal officer, nominate trustees to fill interim vacancies and, if requested by the TIAA Board of Overseers, shall recommend the names of persons for election as trustees at the annual meeting of the stockholders. In addition,


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the committee shall approve the titles and base salaries of all appointed officers and the base salaries of executive officers, other than those designated as principal officers or those officers to be paid on an equal or greater level of compensation with principal officers, and shall recommend the provisions of any incentive salary compensation program(s) and determine the amounts of any incentive salary payments for those officers included in any incentive salary plan.

        Section 5. Audit Committee. The audit committee shall consist of four trustees. The committee shall itself, or through public accountants or otherwise, make such audits and examinations of the records and affairs of the Association as it may deem necessary. The committee shall review the reimbursement agreements among TIAA, CREF, TIAA-CREF Individual & Institutional Services, Inc., and TIAA-CREF Investment Management, Inc., and make recommendations regarding them to the board of trustees. A majority, but not less than three, of the members shall constitute a quorum.

        Section 6. Committee on corporate Governance and Social Responsibility. The committee on corporate governance and social responsibility shall consist of not less than five trustees and such additional trustees as the board of trustees may appoint. No such trustee shall be an officer or salaried employee of TIAA.

        A committee quorum shall consist of a majority of the members. The committee is responsible for addressing all corporate social responsibility and corporate governance issues including the voting of TIAA shares and the initiation of appropriate shareholder resolutions. In addition, the committee will develop and recommend specific corporate policy in these areas for consideration by the TIAA board of trustees.

        Section 7. Reports. Within a reasonable time after their meetings, all such committees and subcommittees shall report their transactions to each trustee.

                                  ARTICLE FIVE

                       Salaries, Compensation and Pensions
                       to Trustees, Officers and Employees

        Section 1. Salaries and Pensions. The Association shall not pay any salary, compensation or emolument in any amount to any officer, deemed by a committee or committees of the board to be a principal officer pursuant to subsection (b) of Section 1202 of the Insurance Law of the State of New York, or to any salaried employee of the Association if the level of compensation to be paid to such employee is equal to, or greater than, the compensation received by any of its principal officers, or to any trustee thereof, unless such payment be first authorized by a vote of the board of trustees of the Association. The Association shall not make any agreement with any of its officers or salaried employees whereby it agrees that for any services rendered or to be rendered he shall receive any salary, compensation or emolument that will extend beyond a period of thirty-six months from the date of such agreement, except as specifically permitted by the Insurance Law of the State of New York. No principal officer or employee of the class described in the first sentence of this section, who is paid a salary for his services shall receive any other compensation, bonus or emolument from the Association, directly or indirectly, except in accordance with a plan recommended by a committee of the board pursuant to subsection(b) of Section 1202 of the Insurance Law of the State of New York and approved


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by the board of trustees. The Association shall not grant any pension to any officer or trustee, or to any member of his family after his death, except that the Association may pursuant to the terms of a retirement plan and other appropriate staff benefit plans adopted by the board provide for any person who is or has been a salaried officer or employee, a pension payable at the time of retirement by reason of age or disability and also life insurance, health insurance and disability benefits.

        Section 2. Prohibitions. No trustee or officer of the Association shall receive, in addition to fixed salary or compensation, any money or valuable thing, either directly or indirectly, or through any substantial interest in any other corporation or business unit, for negotiating, procuring, recommending or aiding in any purchase or sale of property, or loan, made by the Association or any affiliate or subsidiary thereof, nor be pecuniarily interested either as principal, coprincipal, agent or beneficiary, either directly or indirectly, or through any substantial interest in any other corporation or business unit, in any such purchase, sale or loan; provided that nothing herein contained shall prevent the Association from making a loan upon a policy held therein by the borrower not in excess of the net reserve value thereof.

                                   ARTICLE SIX

               Indemnification of Trustees, Officers and Employees

        The Association shall indemnify, in the manner and to the full extent permitted by law, each person made or threatened to be made a party to any action, suit or proceeding, whether or not by or in the right of the Association, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that he or his testator or intestate is or was a trustee, officer or employee of the Association or, while a trustee, officer or employee of the Association, served any other corporation or organization of any type or kind, domestic or foreign, in any capacity at the request of the Association. To the full extent permitted by law such indemnification shall include judgments, fines, amounts paid in settlement, and expenses, including attorneys' fees. No payment of indemnification, advance or allowance under the foregoing provisions shall be made unless a notice shall have been filed with the Superintendent of Insurance of the State of New York not less than thirty days prior to such payment specifying the persons to be paid, the amounts to be paid, the manner in which payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.

                                  ARTICLE SEVEN

                            Execution of Instruments

        The board of trustees or the executive committee shall designate who is authorized to execute certificates of stock, proxies, powers of attorney, deeds, leases, releases of mortgages, satisfaction pieces, checks, drafts, contracts for insurance or annuity and instruments relating thereto, and all other contracts and instruments in writing necessary for the Association in the management of its affairs, and to attach the Association's seal thereto; and may further authorize the extent to which such execution may be done by facsimile signature.



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                                  ARTICLE EIGHT

                                  Disbursements

        No disbursements of $100 or more shall be made unless the same be evidenced by a voucher signed by or on behalf of the person, firm or corporation receiving the money and correctly describing the consideration for the payment, and if the same be for services and disbursements, setting forth the services rendered and an itemized statement of the disbursements made, and if it be in connection with any matter pending before any legislative or public body, or before any department or officer of any government, correctly describing in addition the nature of the matter and of the interest of such corporation therein, or if such voucher cannot be obtained, by an affidavit stating the reasons therefor and setting forth the particulars above mentioned.

                                  ARTICLE NINE

                                 Corporate Seal

        The seal of the Association shall be circular in form and shall contain the words Teachers Insurance and Annuity Association of America, New York, Corporate Seal, 1918," which seal shall be kept in the custody of the secretary of the Association and be affixed to all instruments requiring such corporate seal.

                                   ARTICLE TEN

                                   Amendments

        Article One of these bylaws can be amended or repealed only by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Association, such vote being cast at a meeting held upon notice stating that such meeting is to vote upon a proposed amendment or repeal of such bylaw.

        Any other bylaw may be amended or repealed at any meeting of the board of trustees provided notice of the proposed amendment or repeal shall have been mailed to each trustee at least one week and not more than two weeks prior to the date of such meeting.




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